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                                   Exhibit 21
                           Subsidiaries of Registrant


PIMCO Advisors L.P., a Delaware limited partnership
Blairlogie Capital Management, a United Kingdom limited partnership Blairlogie Holdings Limited, United Kingdom Liability Company
Cadence Capital Management, a Delaware general partnership
Cadence Capital Management Inc., a Delaware corporation
Columbus Circle Investors, a Delaware general partnership
Columbus Circle Investors Management Inc., a Delaware corporation
Columbus Circle Trust Company, a Connecticut Trust Company
Columbus Circle Asset Management Ltd., a Cayman Islands limited company
225 Liberty Street Advisers, L.P., a Delaware limited partnership
NFJ Investment Group, a Delaware general partnership
NFJ Management Inc., a Delaware corporation
Oppenheimer Capital, a Delaware general partnership
Oppenheimer Capital Trust Company, a New York Trust Company
Oppenheimer Group Inc., a Delaware corporation
Opcap Advisors, a Delaware general partnership
OCC Distributors, a New York company
Pacific Investment Management Company, a Delaware general partnership
PIMCO Management Inc., a Delaware corporation
Parametric Portfolio Associates, a Delaware general partnership
Parametric Management Inc., a Delaware corporation
PIMCO Funds Distributors LLC, a Delaware limited liability company
PIMCO Funds Advertising Agency Co., a Delaware corporation
PIMCO Global Advisors LLC, a Delaware limited liability company
PIMCO Global Advisors (Australia) Limited, a Australian Proprietary company PIMCO Global Advisors (Europe) Limited, a British company
PIMCO Global Advisors (Ireland), Ltd., an Irish company
PIMCO Global Advisors (Japan) Limited, a British Virgin Islands company PIMCO Global Advisors (Resources) Limited, a Cayman Islands Exempted company PIMCO Global Advisors (Singapore) Pte Ltd., a Singapore limited company StocksPLUS, L.P., a Delaware limited partnership
StocksPLUS Management Inc., a Delaware corporation
StocksPLUS Sub-Fund B, LLC, a California limited liability company
Value Advisors LLC, a Delaware limited liability company